Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-172333, 333-164993, 333-157306, 333-149373, 333-140707, 333-129576) of iRobot Corporation of our report dated February 17, 2012 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

February 17, 2012